UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

CORNERSTONE REALTY FUND, LLC
(Name of Registrant as Specified in Its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

March 5, 2010

RE:	Cornerstone Realty Fund, LLC Notice of Consent and Proxy Materials

Dear Investor:

On behalf of Cornerstone Realty Fund, LLC, I would like to take this time to thank you for your on-going investment and provide you an opportunity to vote on a proposal made by our managing member.   The proposal is to allow Cornerstone Realty Fund, LLC to incur a low level of debt in order to meet current cash needs, including unit holder distributions.

The managing member recommends a vote FOR the proposal to incur debt in order to meet operating costs of the properties and the Fund, and to maintain the same level of cash distributions to unit holders.

Unprecedented economic conditions continue to impact the commercial real estate sector.  While the Fund may be able to sell its assets to help meet these cash flow requirements, our managing member believes that given current market conditions and depressed property values, it would not be in the best interest of the members of the Fund to do so.  Failure to obtain debt financing could result in a delay, suspension or a decrease in distributions made to the Fund’s unit holders.

For your convenience, the details of this matter are described in the Notice of Consent and the proxy statement.  The Notice of Consent will also provide you with instructions on how to submit your vote.  Your vote is very important and we encourage you to vote promptly.

If you have any questions, please feel free to contact us at (949) 852-1007.

Sincerely,

/s/ Terry G. Roussel
Terry G. Roussel
President of Cornerstone Ventures, Inc.
Manager of Cornerstone Industrial Properties, LLC
Managing Member of Cornerstone Realty Fund, LLC

cc: Financial Representative

Cornerstone Realty Fund, LLC
1920 Main Street, Suite 400
Irvine, California  92614

NOTICE OF CONSENT REQUESTED FROM MEMBERS
WITHOUT A SPECIAL MEETING
AND INTERNET AVAILABILITY OF PROXY MATERIALS

To our Members:

NOTICE IS HEREBY GIVEN that the managing member of Cornerstone Realty Fund, LLC, a California limited liability company (the “Fund”), is soliciting the written consent and approval from the holders (“members”) of the Fund’s limited liability company interests (“units”) to approve an amendment to the Fund’s operating agreement, without the necessity of holding a special meeting of the members, to revise the Fund’s borrowing policies to authorize the managing member to cause the Fund to incur secured or unsecured debt in an amount not to exceed 10% of the original capital raised from the members to meet the Fund’s operating expenses or to fund cash distributions declared and paid to members. The managing member recommends a vote FOR the proposal.

Your attention is directed to the Consent Statement accompanying this notice which more fully describes the foregoing proposal.  The managing member has fixed the close of business on February 22, 2010 as the record date for determining the members entitled to vote on the proposal for which consent and approval is being solicited.

The managing member has fixed the close of business on April 9, 2010 as the date by which consents from members are to be received by the Fund in order to be voted.  Units can be voted only if the member completes, signs and returns the consent accompanying this notice.

Your consent is important.  Please mark, date, sign and return the enclosed consent and return it in the enclosed envelope as promptly as possible.  You may revoke your consent in the manner described in the accompanying Consent Statement at any time before the action authorized by the signed consent form becomes effective.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE CONSENT REQUESTED FROM MEMBERS WITHOUT A SPECIAL MEETING:

This Proxy Statement and the form of Proxy Card are also available at: http://www.crefunds.com

Irvine, California March 5, 2010	Sincerely, Terry G. Roussel President of Cornerstone Ventures, Inc., Manager of Cornerstone Industrial Properties, LLC Managing Member of Cornerstone Realty Fund, LLC

Cornerstone Realty Fund, LLC

CONSENT STATEMENT
March 5, 2010

Solicitation of Consents

This Consent Statement is being furnished to holders (“members”) of limited liability company interests (“units”) in Cornerstone Realty Fund, LLC (the “Fund”), a California limited liability company, in connection with the solicitation of written consents by Cornerstone Industrial Properties, LLC, the managing member of the Fund (the “managing member”), to approve an amendment to the Fund’s operating agreement, as amended and restated (the “Operating Agreement”).  No meeting will be held in connection with this solicitation of consents from the members.  This Consent Statement and accompanying consent and notice were first mailed to the members on or about March 5, 2010.  To be counted, a properly signed consent must be received by the Fund on or before April 9, 2010.

Please mark, date, sign and return the enclosed consent and return it in the enclosed envelope as promptly as possible.  No postage is required if your returned consent is mailed within the United States.  The Fund will bear the cost of soliciting consents, including the preparation, assembly and mailing of the consents and soliciting material, as well as the cost of forwarding the materials to the members.  Directors, officers and regular employees of Cornerstone Ventures, Inc., may, without compensation other than their regular compensation, solicit consents by telephone, facsimile, email, personal conversation or other means of communication.  Cornerstone Ventures, Inc. is the manager of the managing member of the Fund.  The Fund may reimburse brokerage firms and others for expenses in forwarding consent material to the members.

Record Date

The managing member has fixed the close of business on February 22, 2010 as the record date for determining the members entitled to notice of, and to express consent to or dissent from, the proposal to amend the Operating Agreement.  On February 22, 2010, 98,670 units, representing 100% of the percentage interests in the Fund, were outstanding and held by 1,301 record holders.  Each 1,000 units represent approximately one percent (1%) of the outstanding percentage interests. The managing member did not own any units as of February 22, 2010.  Terry G. Roussel, who controls the managing member, owned five units as of February 22, 2010, which represents less than 1% of the units outstanding.

Required Vote and Consent Process

The affirmative consent of a majority of the outstanding percentage interests is required to approve the amendment to the Operating Agreement.  Once the Fund has received consents from holders of a majority of the percentage interests represented by outstanding units voting “FOR” the proposal, the Fund may declare the consent process concluded and be bound by the results of such process.  In any event, unless the Fund elects to extend the deadline, the consent process and the opportunity to vote by returning a consent form, will end on April 9, 2010. Failure to return a consent form will have the effect of a vote “AGAINST” the proposal.

Revocation of Consents

A member may revoke his, her or its consent at any time prior to April 9, 2010  or other conclusion of the consent process (whichever is earlier), by mailing a properly executed consent form bearing a later date or by mailing a signed, written notice of revocation to the attention of the Fund.  Revocation of consent will be effective upon receipt by the Fund of either (i) an instrument revoking the consent or (ii) a duly executed consent form bearing a later date.

No Appraisal Rights

Under California law and the Operating Agreement, members will not be entitled to rights of appraisal with respect to the proposed amendment of the Operating Agreement. Accordingly, to the extent that you dissent to the proposed amendment of the Operating Agreement, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your units under the provisions of California law governing appraisal rights.

PROPOSAL TO AMEND THE OPERATING AGREEMENT

The Operating Agreement currently prohibits the Fund from borrowing funds for any purpose other than to meet its operating expenses.  Furthermore, the aggregate borrowings of the Fund for operating expenses may not exceed the greater of $100,000 or five percent of the capital contributions of the members. The managing member is now proposes to amend the relevant section of the Operating Agreement to authorize the managing member to cause the Fund to incur secured or unsecured debt in an amount not to exceed 10% of the original capital raised from the members to meet the Fund’s operating expenses or to fund cash distributions declared and paid to members. The proposed amendment to the Operating Agreement is attached to this Consent Statement as Exhibit A.

You are being asked to vote upon the following resolution by completing the enclosed consent form and returning it the Fund:

RESOLVED, that Amendment No. 3 to the Operating Agreement in the form attached as Exhibit A to the Consent Statement be adopted and approved in all respects.

  The Operating Agreement, and the subscription agreements signed by members when they purchased units, provide the Managing Member with a power of attorney to execute amendments to the Operating Agreement on behalf of the members.  Accordingly, if the holders of a majority of the percentage interests in the Fund consent and approve the proposed amendment to the Operating Agreement in accordance with the procedures described in this Consent Statement, the managing member will be authorized to execute, on behalf of itself and all the members, an amendment to the Operating Agreement in the form attached to this Consent Statement as Exhibit A and the amendment will be effective as of the date of execution.

Purpose of the Amendment

The purpose of the proposed amendment is to allow the managing member to incur debt in order to meet operating costs of the properties and the Fund, and to maintain the same level of cash distributions to unit holders.

In the past, cash on hand and net cash from operations were sufficient to meet operating costs and cash distributions to unit holders.  However, unprecedented economic conditions continue to impact the industrial real estate sector.  The multi-tenant real estate market has remained dormant displaying very low transaction volume, increasing cap rates and decreasing sale prices.  Acquisition capital in the commercial real estate industry has also been constrained, resulting in fewer buyers thus contributing to the reductions in property values.  In addition, the economy has impacted the Fund’s tenants resulting in increased levels of vacancy, lower rental rates and a decrease in cash flow that is no longer sufficient to support the current level of distributions to unit holders.

2

While the Fund may be able to sell its assets to help meet these cash flow requirements, our managing member believes that given current market conditions and depressed property values, it would not be in the best interest of the members of the Fund to do so.  Therefore, the managing member is seeking approval to obtain debt (either externally or from another Cornerstone affiliate) in order to meet operating costs of the properties and the Fund, and to maintain the current level of cash distributions to unit holders.  Failure to obtain debt financing could result in a delay, suspension or a decrease in distributions made to the Fund’s unit holders.

OTHER INFORMATION

Members who have questions about the giving of written consent with respect to action proposed in this Consent Statement or who require assistance or further information may contact the Fund at (949) 852-1007.

AT THE DIRECTION OF THE MANAGING MEMBER

Terry G. Roussel President of Cornerstone Ventures, Inc., Manager of Cornerstone Industrial Properties, LLC Managing Member of Cornerstone Realty Fund, LLC

March 5, 2010
Irvine, California

3

EXHIBIT A

FORM OF
AMENDMENT NO. 3 TO

AMENDED AND RESTATED
OPERATING AGREEMENT
OF
CORNERSTONE REALTY FUND, LLC

This Amendment No. 3 (this “Amendment”) to the Operating Agreement of Cornerstone Realty Fund, LLC (the “Fund”) made effective as of July 19, 2001, amended and restated effective as of June 30, 2003 and further amended as of February 28, 2007 and June 2, 2009 (the “Operating Agreement”), is made is effective as of March ___, 2010 among Cornerstone Industrial Properties, LCC, a California limited liability company, and the Members of the Fund.

RECITALS

A.           The Members of the Fund holding a majority of the Percentage Interests have consented to and approved this Amendment in accordance with the Operating Agreement.

B.           Certain capitalized terms used in this Amendment shall have the meanings given them in the Operating Agreement.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.	Amendment of Article 9. Section 9.3 of Article 9 of the Operating Agreement is hereby amended in its entirety as follows:

“9.3.          Borrowing Policies.  The Members acknowledge that funds may be required in addition to the Capital Contributions made pursuant to Section 4.1 hereof in order to meet the Operating Expenses of the Fund and to fund Distributions declared and paid in anticipation of future cash flows (collectively, the “Permitted Purposes”) .  All additional funds required for such Permitted Purposes will be obtained from the proceeds of secured or unsecured loans pursuant to such terms, provisions and conditions and in such manner as the Managing Member shall determine.  The Fund will not borrow funds for any purpose other than a Permitted Purpose, including, without limitation, for the purpose of acquiring or holding any Properties.  The aggregate borrowings of the Fund for Permitted Purposes will not exceed ten percent of the Capital Contributions of all Members and will be reviewed by the Managing Member at least quarterly.  In the event the Fund borrows money from the Managing Member or an Affiliate of the Managing Member, the Managing Member or Affiliate shall make such loan to the Fund at the Managing Member’s or Affiliate’s cost of borrowing but not in excess of the cost charged by unrelated lending institutions on comparable loans for the same purpose.”

2.
No Other Amendments.  Except as set forth in this Amendment, no other additions, modifications or deletions to or from the Operating Agreement are intended to be made hereby and the Operating Agreement shall remain in full force and effect in all other respects in accordance with its terms.

A-1

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be made effective as of the date first written above.

“MANAGING MEMBER”

CORNERSTONE INDUSTRIAL PROPERTIES, LLC, a California limited liability company

By:	CORNERSTONE VENTURES, INC., a California corporation, It’s Manager

By:
Terry G. Roussel, President

“UNITHOLDERS”

By:
CORNERSTONE INDUSTRIAL PROPERTIES, LLC, a California limited liability company, the Managing Member, as attorney-in-fact for the Unitholders set forth in the books and records of the Fund, pursuant to Section 12.6 and each such Unitholder’s Subscription Agreement.

	By:	CORNERSTONE VENTURES, INC., a California corporation, It’s Manager

By:
Terry G. Roussel, President

A-2

Cornerstone Realty Fund, LLC
1920 Main Street, Suite 400
Irvine, California  92614

CONSENT BY MEMBERS
TO ACTION
WITHOUT A SPECIAL MEETING

THIS CONSENT IS SOLICITED BY CORNERSTONE INDUSTRIAL PROPERTIES, LLC, THE MANAGING MEMBER, ON BEHALF OF CORNERSTONE REALTY FUND, LLC.

The undersigned member of Cornerstone Realty Fund, LLC, a California limited liability company (the “Fund”), hereby consents to the following action without a meeting pursuant to Section 17104(i) of the Beverly-Killea Limited Liability Company Act and Section 3.12 of the Fund’s Operating Agreement with respect to all of the units of the Fund held by the undersigned:

RESOLVED, that Amendment No. 3 to the Operating Agreement in the form attached as Exhibit A to the Consent Statement be adopted and approved in all respects.

Please mark your vote as indicated:

FOR ☐	AGAINST ☐	ABSTAIN ☐

IF THIS CONSENT IS SIGNED AND RETURNED BUT NO DIRECTION IS INDICATED, THIS CONSENT WILL BE VOTED “FOR” THE AMENDMENT TO THE OPERATING AGREEMENT.  AN ABSTENTION OR THE FAILURE TO TIMELY RETURN THIS CONSENT WILL HAVE THE EFFECT OF A VOTE “AGAINST” THE PROPOSED AMENDMENT.

IMPORTANT — PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, BUT NO LATER THAN April 9, 2010.

Dated: __________________, 2010

Please print name of unitholder

Signature (and title, if applicable)

Signature, if held jointly

When units are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by an authorized officer.  If a partnership, please sign in partnership name by an authorized person.